Exhibit 99.1

Turning Point Brands Announces First Quarter 2021 Results, Increases 2021 Guidance

-Q1 2021 Net Sales Increased 18.7% Year-Over-Year
-Q1 2021 Adjusted EBITDA Increased 57.4% Year-Over-Year

LOUISVILLE, Ky. – (April 27, 2021) – Turning Point Brands, Inc. (“TPB” or “the Company”) (NYSE: TPB), a manufacturer, marketer and distributor of branded consumer products including alternative smoking accessories and consumables with active ingredients, today announced financial results for the first quarter ended March 31, 2021.

First Quarter 2021
(Comparisons vs. same period a year-ago)

✔	Net sales increased 18.7% to $107.6 million
✔	Gross profit increased 28.6% to $53.3 million
✔	Net income increased $7.3 million to $11.8 million
✔	Adjusted EBITDA increased 57.4% to $28.0 million (see Schedule A for a reconciliation to net income)
✔	Diluted EPS of $0.57 and Adjusted Diluted EPS of $0.80 as compared to $0.22 and $0.51 in the year-ago period, respectively (see Schedule B for a reconciliation to Diluted EPS)

“Our first quarter results demonstrated solid execution with year-over-year growth significantly outpacing our end markets,” said Larry Wexler, President and CEO, Turning Point Brands. “Zig-Zag led the way with a second consecutive quarter with over 40 percent growth, and Stoker’s delivered another double-digit growth quarter led by our MST business. As such, our core segments are continuing to perform well despite the tough comparables from the previous year period. NewGen had a solid growth quarter as it maintains optionality for long-term upside through its PMTA submissions. We are also excited about our recent investment in Docklight Brands, which increases our exposure in the cannabis space and boosts our portfolio through the addition of the Marley™ CBD products line.”

Zig-Zag Products Segment (38% of total net sales in the quarter)

For the first quarter, Zig-Zag Products segment net sales increased 41.8% to $41.0 million. Growth was driven by double-digit advances across U.S. rolling papers, Make-Your-Own (“MYO”) cigar wraps and Canadian papers which also benefitted from a shipment delayed from the fourth quarter. In the quarter, total Zig-Zag Products segment volume increased 36.9% while price/mix increased 4.9%.

For the quarter, Zig-Zag Products segment gross profit increased 54.3% to $24.9 million. Segment gross margin expanded 490 basis points to 60.7% driven by increased margin in MYO cigar wraps sales as a result of the Durfort transaction in June 2020.

“Each of Zig-Zag’s product categories experienced robust growth,” added Graham Purdy, Chief Operating Officer, Turning Point Brands. “Our U.S. papers business experienced meaningful year-over-year share gains, with our paper cones and e-commerce businesses becoming bigger contributors to our growth. Our wraps business continues to bounce back from last year’s inventory disruption and had a very strong quarter boosted by adding the Blunt Wrap brand to our portfolio. Canada also saw growth above our expectations with ReCreation Marketing results now consolidated as part of the segment.”

Continued Purdy, “With more states advancing legalization efforts during the quarter, the segment’s outlook continues to improve as a result of the secular industry growth trends that we are seeing across the board.”

Stoker’s Products Segment (27% of total net sales in the quarter)

For the first quarter, Stoker’s Products segment net sales increased 10.4% to $29.3 million on double-digit growth of MST and low-single-digit growth of loose-leaf chewing tobacco. MST represented 63% of Stoker’s Products revenues in the quarter, up from 59% a year earlier. In the quarter, total Stoker’s Products segment volume increased 5.1% and price/mix advanced 5.3%.

For the quarter, Stoker’s Products segment gross profit increased 14.5% to $15.9 million. Segment gross margin expanded 190 basis points to 54.3%.

“Stoker’s MST remains well-positioned with its value proposition as it continues to outpace the category as the fastest-growing brand with a long runway for growth,” said Purdy. “We are pleased with our same store sales growth as Stokers continues to expand its consumer base.”

NewGen Products Segment (35% of total net sales in the quarter)

For the first quarter, NewGen Products segment net sales increased 6.0% to $37.4 million. The segment benefitted from advanced customer buying in anticipation of stricter shipping regulations around vaping as a result of the implementation of the PACT Act in the second quarter.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

For the quarter, NewGen Products gross profit increased 9.2% to $12.5 million. Segment gross margin expanded 100 basis points to 33.4%.

“NewGen saw healthy year-over-year growth, as well as gross margin improvement, during the quarter despite continued disruption around the PMTA,” said Purdy. “While we expect heightened short-term volatility in the vape distribution business, we are optimistic about the optionality in the segment as the market begins to consolidate and smaller competitors have difficulty complying with recent regulations on transporting vape products.”

Recent Events

Docklight Brands Investment

On April 20, 2021, TPB announced a $8.7 million strategic investment in Docklight Brands, Inc., a pioneering consumer products company with celebrated brands including Marley Natural® cannabis and Marley™ CBD. In addition, TPB has obtained exclusive U.S. distribution rights for Docklight’s Marley™ CBD topical products. The investment into Docklight Brands’ Series A offering comes with certain follow-on investment rights.

Performance Measures in the First Quarter

First quarter consolidated selling, general and administrative (“SG&A”) expenses were $28.9 million compared to $32.4 million in 2020. The reduction in expense was principally driven by reduced PMTA spending.

The first quarter had notable non-recurring impacts:

•	$0.6 million of transaction expenses principally related to M&A activity as compared to $1.0 million in the year-ago period

Total gross debt as of March 31, 2021, was $440.0 million. The corresponding net debt (total gross debt less cash) at March 31, 2021 was $272.6 million. The Company ended the quarter with total liquidity of $188.9 million comprising $167.4 million of cash and $21.4 million of revolving credit facility capacity.

During the quarter, the Company repurchased 119,031 shares at an average price of $48.16.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

2021 Outlook

With the strength of the first quarter results, the Company is revising its guidance provided on February 10, 2021 as follows:

Absent any further acquisitions, TPB projects the following for 2021:

•	Net Sales of $422 to $440 million (up from previous guidance of $412 to $432 million) which assumes:

o	Strong double-digit sales growth for Zig-Zag Products (up from previous guidance of double-digit sales growth)
o	High-single-digit sales growth for Stoker’s Products (unchanged)
o
Mid-to-low-single digit declines for NewGen Products (up from previous guidance of mid-single-digit sales declines), which includes single-digit declines for vape distribution (up from previous guidance of double-digit declines) offset by growth in Nu-X

•	Adjusted EBITDA of $103 to $108 million (up from previous guidance of $99 to $105 million)

Other projections for 2021 include:

•	Stock compensation and non-cash incentive expense of $7 million
•
Cash interest expense of $19 million and GAAP interest expense of $22 million which no longer includes debt discount amortization related to the 2024 convertible notes and reflects the recently priced senior secured notes

•	Effective income tax rate of 23% to 24%
•	Capital expenditures of $5 to $6 million

For the second quarter of 2021, TPB projects:

•	Net Sales of $103 to $109 million

Earnings Conference Call

As previously disclosed, a conference call with the investment community to review TPB’s financial results has been scheduled for 10 a.m. Tuesday, April 27, 2021. Investment community participants should dial in 10 minutes ahead of time using the toll-free number 833-350-1456 (International participants should call 647-689-6664) and follow the audio prompts after typing in the Event ID: 4087133. A live listen-only webcast of the call is available from the Events and Presentations section of the investor relations portion of the company website (www.turningpointbrands.com). A replay of the webcast will be available on the site two hours following the call.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes certain non-GAAP financial measures including Adjusted EBITDA, Adjusted diluted EPS and Adjusted Operating Income. A reconciliation of these non-GAAP financial measures accompanies this release.

About Turning Point Brands, Inc.

Turning Point Brands (NYSE: TPB) is a manufacturer, marketer and distributor of branded consumer products including alternative smoking accessories and consumables with active ingredients through its iconic core brands Zig-Zag® and Stoker’s®, and its emerging brands within the NewGen segment. TPB’s products are available in more than 210,000 retail outlets in North America in addition to sites such as www.zigzag.com, www.nu-x.com and www.solacevapor.com. For the latest news and information about TPB and its brands, please visit www.turningpointbrands.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by TPB in this press release, its reports filed with the Securities and Exchange Commission (the “SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for TPB to predict or identify all such events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included it the company’s Annual reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by the Company with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Contact:

Robert Lavan, Senior Vice President, CFO
ir@tpbi.com  (502) 774-9238

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Financial Statements Follow:

Turning Point Brands, Inc.
Consolidated Statement of Income
(dollars in thousands except share data)
(unaudited)

	Three Months Ended March 31,
	2021	2020

Net sales	$107,641	$90,689
Cost of sales	54,380	49,258
Gross profit	53,261	41,431
Selling, general, and administrative expenses	28,912	32,394
Operating income	24,349	9,037
Interest expense, net	4,486	3,309
Investment income	(25)	(91)
Loss on extinguishment of debt	5,706	-
Net periodic income, excluding service cost	-	(87)
Income before income taxes	14,182	5,906
Income tax expense	2,654	1,407
Consolidated net income	11,528	4,499
Net loss attributable to non-controlling interest	(255)	-
Net income attributable to Turning Point Brands, Inc.	$11,783	$4,499

Basic income per common share:
Net income attributable to Turning Point Brands, Inc.	$0.62	$0.23
Diluted income per common share:
Net income attributable to Turning Point Brands, Inc.	$0.57	$0.22
Weighted average common shares outstanding:
Basic	19,093,961	19,689,446
Diluted	22,665,067	20,106,800

Supplemental disclosures of statement of income information:
Excise tax expense	$8,789	$5,041
FDA fees	$170	$129

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Balance Sheet
(dollars in thousands except share data)
(unaudited)

ASSETS	March 31, 2021	December 31, 2020
Current assets:
Cash	$167,361	$41,765
Accounts receivable, net of allowances of $148 in 2021 and $150 in 2020	6,606	9,331
Inventories	98,351	85,856
Other current assets	24,866	26,451
Total current assets	297,184	163,403
Property, plant, and equipment, net	15,648	15,524
Deferred income taxes	-	610
Right of use assets	17,406	17,918
Deferred financing costs, net	464	641
Goodwill	159,808	159,621
Other intangible assets, net	78,945	79,422
Master Settlement Agreement (MSA) escrow deposits	31,477	32,074
Other assets	26,373	26,836
Total assets	$627,305	$496,049

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$24,166	$9,201
Accrued liabilities	31,845	35,225
Current portion of long-term debt	5,000	12,000
Other current liabilities	205	203
Total current liabilities	61,216	56,629
Notes payable and long-term debt	424,802	302,112
Deferred income taxes	735	-
Lease liabilities	15,570	16,117
Other long-term liabilities	-	3,704
Total liabilities	502,323	378,562

Commitments and contingencies

Stockholders' equity:
Preferred stock; $0.01 par value; authorized shares 40,000,000; issued and outstanding shares -0-	-	-
Common stock, voting, $0.01 par value; authorized shares, 190,000,000; 19,576,821 issued shares and 19,059,120 outstanding shares at March 31, 2021, and 19,532,464 issued shares and 19,133,794 outstanding shares at December 31, 2020	196	195
Common stock, nonvoting, $0.01 par value; authorized shares, 10,000,000; issued and outstanding shares -0-	-	-
Additional paid-in capital	102,879	102,423
Cost of repurchased common stock
(517,701 shares at March 31, 2021 and 398,670 shares at December 31, 2020)	(15,924)	(10,191)
Accumulated other comprehensive loss	(480)	(2,635)
Accumulated earnings	34,357	23,645
Non-controlling interest	3,954	4,050
Total stockholders' equity	124,982	117,487
Total liabilities and stockholders' equity	$627,305	$496,049

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statement of Cash Flows
(dollars in thousands)
(unaudited)

	Three Months Ended March,
	2021	2020
Cash flows from operating activities:
Consolidated net income	$11,528	$4,499
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on extinguishment of debt	5,706	-
Gain on sale of property, plant, and equipment	(2)	-
Depreciation expense	788	851
Amortization of other intangible assets	477	425
Amortization of deferred financing costs	604	552
Deferred income taxes	552	1,006
Stock compensation expense	1,498	455
Noncash lease expense	6	13
Gain on investments	(13)	-
Changes in operating assets and liabilities:
Accounts receivable	2,735	2,596
Inventories	(12,461)	1,784
Other current assets	1,283	(2,420)
Other assets	464	(130)
Accounts payable	14,882	3,210
Accrued postretirement liabilities	-	(27)
Accrued liabilities and other	(3,806)	1,913
Net cash provided by operating activities	$24,241	$14,727

Cash flows from investing activities:
Capital expenditures	$(842)	$(877)
Restricted cash, MSA escrow deposits	(14,920)	-
Proceeds on the sale of property, plant and equipment	2	-
Net cash used in investing activities	$(15,760)	$(877)

Cash flows from financing activities:
Proceeds from Senior Secured Notes	$250,000	$-
Payments of 2018 first lien term loan	$(130,000)	$(2,000)
Settlement of interest rate swaps	(3,573)	-
Payment of IVG note	-	(4,240)
Payment of dividends	(958)	(886)
Payments of financing costs	(6,614)	(168)
Exercise of options	425	227
Redemption of options	(1,466)	-
Common stock repurchased	(5,733)	(2,627)
Net cash provided by (used in) financing activities	$102,081	$(9,694)

Net increase in cash	$110,562	$4,156
Effect of foreign currency translation on cash	$101	$-

Cash, beginning of period:
Unrestricted	41,765	95,250
Restricted	35,074	32,074
Total cash at beginning of period	76,839	127,324

Cash, end of period:
Unrestricted	167,361	99,406
Restricted	20,141	32,074
Total cash at end of period	$187,502	$131,480

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use non-U.S. GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted diluted EPS, and Adjusted Operating Income. We believe Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Adjusted EBITDA, Adjusted diluted EPS, and Adjusted Operating Income are used by management to compare our performance to that of prior periods for trend analyses and planning purposes and are presented to our board of directors. We believe that EBITDA, Adjusted EBITDA, Adjusted diluted EPS and Adjusted Operating Income are appropriate measures of operating performance because they eliminate the impact of expenses that do not relate to business performance.

We define “EBITDA” as net income before interest expense, loss on extinguishment of debt, provision for income taxes, depreciation and amortization. We define “Adjusted EBITDA” as net income before interest expense, loss on extinguishment of debt, provision for income taxes, depreciation, amortization, other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted diluted EPS” as diluted earnings per share excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Operating Income” as operating income excluding depreciation, amortization, LIFO, other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. EBITDA, Adjusted EBITDA Adjusted diluted EPS and Adjusted Operating Income exclude significant expenses that are required by U.S. GAAP to be recorded in our financial statements and is subject to inherent limitations. In addition, other companies in our industry may calculate this non-U.S. GAAP measure differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure.

In accordance with SEC rules, we have provided, in the supplemental information attached, a reconciliation of the non-GAAP measures to the next directly comparable GAAP measures.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule A

Turning Point Brands, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Net income attributable to Turning Point Brands, Inc.	$11,783	$4,499
Add:
Interest expense, net	4,486	3,309
Loss on extinguishment of debt	5,706	-
Income tax expense	2,654	1,407
Depreciation expense	788	851
Amortization expense	477	425
EBITDA	$25,894	$10,491
Components of Adjusted EBITDA
Other (a)	-	(87)
Stock options, restricted stock, and incentives expense (b)	1,498	455
Transactional expenses (c)	607	1,049
FDA PMTA (d)	-	5,874
Adjusted EBITDA	$27,999	$17,782

(a)  Represents non-cash pension expense (income) and foreign exchange hedging.
(b)  Represents non-cash stock options, restricted stock, incentives expense and Solace performance stock units.
(c)  Represents the fees incurred for transaction expenses.
(d) Represents costs associated with applications related to FDA premarket tobacco product application ("PMTA").

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule B

Turning Point Brands
Reconciliation of GAAP diluted EPS to Adjusted diluted EPS
(dollars in thousands except share data)
(unaudited)

	Three Months Ended March 31,
	2021	2020
GAAP EPS	$0.57	$0.22
Other (a)	-	(0.00)
Loss on extinguishment of debt (b)	0.20	-
Stock options, restricted stock, and incentives expense (c)	0.05	0.02
Transactional expenses (d)	0.02	0.04
FDA PMTA (e)	-	0.22
Tax (expense) benefit (f)	(0.05)	0.01
Adjusted diluted EPS	$0.80	$0.51

Totals may not foot due to rounding

(a) Represents non-cash pension expense (income) and foreign exchange hedging reporting tax effected at the quarterly tax rate.
(b) Represents Loss on Extinguishment of Debt tax effected at the quarterly tax rate.
(c) Represents non-cash stock options, restricted stock, incentives expense and Solace PRSUs tax effected at the quarterly tax rate.
(d) Represents the fees incurred for transaction expenses tax effected at the quarterly tax rate.
(e) Represents costs associated with applications related to the FDA PMTA tax effected at the quarterly tax rate.
(f) Represents adjustment from quarterly tax rate to annual projected tax rate of 23% in 2021 and 2020.

Schedule C

Turning Point Brands, Inc.
Reconciliation of GAAP Operating Income to Adjusted Operating Income
(dollars in thousands)
(unaudited)

	Consolidated		Zig-Zag Products		Stoker's Products		NewGen Products
	1st Quarter 2021	1st Quarter 2020	1st Quarter 2021	1st Quarter 2020	1st Quarter 2021	1st Quarter 2020	1st Quarter 2021	1st Quarter 2020

Net sales	$107,641	$90,689	$41,004	$28,914	$29,255	$26,495	$37,382	$35,280

Gross profit	$53,261	$41,431	$24,896	$16,132	$15,892	$13,874	$12,473	$11,425

Operating income	$24,349	$9,037	$19,437	$12,417	$12,255	$9,746	$2,006	$477
Adjustments:
Transactional expenses	607	1,049	-	-	-	-	-	-
FDA PMTA	-	5,874	-	-	-	-	-	-
Adjusted operating income	$24,956	$15,960	$19,437	$12,417	$12,255	$9,746	$2,006	$477

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238